TRANSFER AGENT SERVICES AGREEMENT

         This Agreement, dated as of the 24th day of March , 1997, made by and between THIRD AVENUE TRUST (the "Trust"), a Delaware business trust operating as a registered investment company under the Investment Company Act of 1940, as amended (the "Act"), and duly organized and existing under the laws of the State of Delaware, and FPS SERVICES, INC. ("FPS"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the Trust is authorized by its Declaration of Trust ("Trust Instrument") to issue separate series of shares representing interests in separate investment portfolios (the "Series"), certain of which Series are identified on Schedule "C" attached hereto and made a part hereof, and which Schedule "C" may be amended from time to time by mutual agreement of the Trust and FPS; and

         WHEREAS, the Trust desires to appoint FPS as the transfer agent, dividend disbursing agent and agent in connection with certain other activities for the Series as set forth in this Agreement and in Schedule "A" attached hereto and FPS desires to accept such appointment; and

         WHEREAS, FPS is registered with the U.S. Securities and Exchange Commission as a transfer agent as required under Section 17(A)(c) of the Securities Exchange Act of 1934, as amended ("1934 Act");

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

         SECTION 1. APPOINTMENT OF FPS. The Trust hereby appoints FPS as transfer agent, registrar and dividend disbursing agent for Shares of the Series and as shareholder servicing agent for the Series. FPS hereby accepts such appointments and agrees to perform the duties hereinafter set forth.

         In order that FPS may perform its duties under the terms of this Agreement, the Board of

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Trustees of the Trust  shall  direct the  officers,  investment  adviser,  legal counsel, independent accountants and custodian of the Trust to cooperate fully with FPS and, upon request of FPS, to provide such information, documents and advice relating to the Series which FPS requires to execute its responsibilities hereunder. In connection with its duties, FPS will be entitled to rely, and will be held harmless by the Series when acting in reasonable reliance, upon the instruction, advice or any documents relating to the Series as provided to FPS by any of the aforementioned persons on behalf of the Series. All fees charged by any such persons acting on behalf of a Series will be deemed an expense of that Series.

                  Nothing in this Agreement will prevent FPS or any officer thereof from providing the same or comparable services for or with any other person, firm or corporation. While the services supplied to the Series may be different than those supplied to other persons, firms or corporations, FPS will provide the Series equitable treatment in supplying services. The Series recognize that they will not receive preferential treatment from FPS as compared with the treatment provided to other FPS clients.

         SECTION 2. DEFINITIONS. Whenever used in this Agreement, or in any amendment or supplement hereto, the following words and phrases will have the following meanings, unless the context otherwise requires.

         (a) "Authorized Person" will be deemed to include any person, whether or not such person is an officer or employee of the Trust, duly authorized to give Oral Instructions or Written Instructions on behalf of the Trust by a resolution of the Board of Trustees of the Trust, as may be received by FPS from time to time.

         (b) "Share Certificates" will mean the certificates representing shares of beneficial interest of the applicable Series.

         (c) "Shareholders" will mean the registered owners of the Shares of a Series in accordance with the share registry records maintained by FPS on behalf of the Series.

         (d) "Shares" will mean the issued and outstanding shares of beneficial interest of a Series.

         (e) "Signature Guarantee" will mean the guarantee of signatures by an "eligible guarantor

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institution" as defined in rule 17Ad-15 under the 1934 Act.  Eligible  guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.

         (f) "Oral Instruction" will mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to FPS in person or by telephone, telegram, telecopy or other mechanical or documentary means LACKING ORIGINAL SIGNATURE, by a person or persons reasonably identified to FPS to be an Authorized Person to give Oral Instructions to FPS on behalf of a Series.

         (g) "Written Instruction" will mean an authorization, instruction, approval, item or information of any kind transmitted to FPS in an original writing CONTAINING AN ORIGINAL SIGNATURE or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to FPS to be the signature of a person or persons so authorized by a resolution of the Board of Trustees of the Trust, or so identified by the Trust to give Written Instructions to FPS on behalf of a Series.

         The Trust will file with FPS a certified copy of each resolution of its
Board  of  Trustees  authorizing   execution  of  Written  Instructions  or  the
transmittal of Oral Instructions as provided above.

         SECTION 3. DUTIES OF FPS. FPS will be responsible for administering and/or performing those functions typically performed by a transfer agent; for acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the applicable Custodian) of Shares in accordance with the terms of each Series' Prospectus, applicable law and this Agreement, including without limitation, those duties specified in Schedule "A" attached hereto. In addition, each Series will deliver to FPS all notices issued by the Series with respect to its Shares in accordance with and pursuant to the Declaration of Trust or By-laws of the Trust or as required by law and will perform such other specific duties as are set forth in the Trust Instrument, including the giving

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of notice  of any  special  or annual  meetings  of  Shareholders  and any other notices required thereby.

         SECTION 4. RECORD KEEPING AND OTHER INFORMATION. FPS will create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule "A" in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the Act. All such records will be the property of the applicable Series and will be available during regular business hours for inspection, copying and use by the Series. Where applicable, such records will be maintained by FPS for the periods and in the places required by Rule 31a-2 under the Act. Upon termination of this Agreement, FPS will deliver all such records to the Trust or such person as the Trust may designate.

         In case of any request or demand for the inspection of the Share records of a Series, FPS shall notify the Series and secure instructions as to permitting or refusing such inspection. FPS may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

         SECTION 5. OTHER DUTIES. In addition to the duties set forth in Schedule "A," FPS will perform such other duties and functions, and will be paid such amounts therefor, as may from time to time be agreed upon in writing between a Series and FPS. The compensation for such other duties and functions will be reflected in a written amendment to Schedule "B" and the duties and functions will be reflected in an amendment to Schedule "A," dated and signed by Authorized Persons of the Parties hereto.

         SECTION 6.        RELIANCE BY FPS; INSTRUCTIONS.

                  (a) Provided the standard of care in Section 9 has been met, FPS will have no liability when acting upon Written or Oral Instructions believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Trust pursuant to
Section 1(g). Provided the standard of care in Section 9 has been met, FPS will also have no liability when processing Share Certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Trust and the proper countersignature of FPS.

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                  (b) At any time, FPS may apply to any Authorized Person of the
Trust for Written Instructions and may seek advice from legal counsel for the Trust, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and provided the standard of care in Section 9 has been met, it will not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Trust or for FPS. Written Instructions requested by FPS will be provided by the Series within a reasonable period of time. In addition, FPS, its officers, agents or employees, will accept
Oral  Instructions  or  Written   Instructions  given  to  them  by  any  person
representing or acting on behalf of the Trust only if said representative is an Authorized Person. The Trust agrees that all Oral Instructions will be followed within one business day by confirming Written Instructions, and that the Trust's failure to so confirm will not impair in any respect FPS' right to rely on Oral Instructions. FPS will have no duty or obligation to inquire into, nor will FPS be responsible for, the legality of any act done by it upon the request or direction of a person reasonably believed by FPS to be an Authorized Person.

                  (c) Notwithstanding any of the foregoing provisions of this Agreement, FPS will be under no duty or obligation to inquire into, and will not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;
(iii) the legality of the declaration of any dividend by the Board of Trustees, or the legality of the issuance of any Shares in payment of any dividend; or
(iv) the legality of any recapitalization or readjustment of the Shares.

         SECTION 7. DAYS OF OPERATION. Nothing contained in this Agreement is intended to or will require FPS, in any capacity hereunder, to perform any functions or duties on any day on which the New York Stock Exchange ("NYSE") is closed. Functions or duties normally scheduled to be performed on such days will be performed on, and as of, the next succeeding business day on which the NYSE is open.

         SECTION 8. ACTS OF GOD, ETC. FPS will not be liable or responsible for delays or errors caused by acts of God or by reason of circumstances beyond its control, including acts

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of civil or military  authority,  national  emergencies,  mechanical  breakdown, insurrection, war, riots, or failure or unavailability of transportation, communication or power supply, fire, flood or other catastrophe.

         In the event of equipment failures beyond FPS' control, FPS will, at no additional expense to the Series, take reasonable steps to minimize service interruptions but will have no liability with respect thereto. The foregoing obligation will not extend to computer terminals located outside of premises maintained by FPS. FPS will enter into and will maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

         Section 9. DUTY OF CARE AND INDEMNIFICATION. FPS will be obligated to exercise care and diligence and to act in good faith and to use its best efforts within commercially reasonable limits to insure the accuracy and completeness of all services performed under this Agreement.

         FPS shall indemnify and hold the Trust and any of its Series harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by FPS as a result of FPS' lack of good faith, negligence, willful misconduct or negligence.

         Any person, even though also a director, officer, employee, shareholder or agent of FPS, who may be or become an officer, trustee, employee or agent of the Trust, will be deemed, when rendering services to the Series, or acting on any business of the Trust (other than services or business in connection with FPS' duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of FPS even though such person may be receiving compensation from FPS.

         Each Series shall indemnify and hold FPS harmless, together with its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which FPS may sustain or incur or which may be asserted against FPS by any person by reason of, or as a result of:

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                  (i) any  action  taken or  omitted  to be taken by FPS  except claims, demands, expenses and liabilities arising from willful misfeasance, bad faith, negligence or reckless disregard on the part of FPS in the performance of its obligations and duties under this Agreement; or

                  (ii) any action taken or omitted to be taken by FPS in reliance upon any Certificate, instrument, order or stock certificate or other document reasonably believed by FPS to be genuine and signed, countersigned or executed by any duly Authorized Person, upon the Oral Instructions or Written Instructions of an Authorized Person of the Trust, or upon the written opinion of legal counsel for the Trust or FPS.

         If a claim is made against any Party as to which such Party may seek indemnity under this Section, such Party will notify the other Party promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and will notify the other Party promptly of any action commenced against such Party within ten (10) days after such Party has been served with a summons or other legal process, giving information as to the nature and basis of the claim. Failure to notify the other Party will not, however, relieve the other Party from any liability which it may have on account of the indemnity under this Section so long as the other Party has not been prejudiced in any material respect by such failure.

         The Parties will cooperate in the control of the defense of any action, suit or proceeding in which one Party is involved and for which indemnity is being provided to such Party by the other Party. The indemnifying Party may negotiate the settlement of any action, suit or proceeding subject to the other Party's approval, which will not be unreasonably withheld. The other Party reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel. Costs or expenses incurred by the other Party in connection with, or as a result of, such participation will be borne solely by the indemnifying Party if:

                  (i) the other Party has received an opinion of counsel from counsel to the indemnifying Party stating that the use of the indemnifying Party's counsel by the other Party would present an impermissible conflict of interest;

                  (ii) the defendants in, or targets of, any such action or proceeding include both
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Parties,  and legal  counsel to the other Party has  reasonably  concluded  that there are legal defenses available to it which are different from or additional to those available to the indemnifying Party or which may be adverse to or inconsistent with defenses available to the indemnifying Party (in which case the indemnifying Party will not have the right to direct the defense of such action on behalf of the other Party); or

                  (iii) the indemnifying Party authorizes the other Party to employ separate counsel at the expense of the indemnifying Party.

         The terms of this Section will survive the termination of this Agreement.

         SECTION 10. LIMITATION OF LIABILITY. FPS is expressly put on notice of the limitation of liability as set forth in the Trust Instrument and agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in any case to the Trust and its assets and that FPS shall not seek satisfaction of any such obligations from the shareholders of the Trust, the Trustees, officers, employees or agents of the Trust, or any of them.

         SECTION 11. COMPENSATION. The Series agree to pay FPS compensation for its services, and to reimburse it for expenses, at the rates, times and amounts as set forth in Schedule "B" attached hereto and incorporated herein by reference, and as will be set forth in any amendments to such Schedule "B" agreed upon in writing by the Trust and FPS.

          FPS will transmit an invoice to each Series as soon as practicable after the end of each calendar month which will be detailed in accordance with Schedule "B," and that Series will pay to FPS the amount of such invoice within ten (10) days after its receipt of the invoice.

         In addition, each Series agrees to pay, and will be billed separately for, out-of-pocket expenses incurred by FPS with respect to the Series in the performance of its duties hereunder. Out-of-pocket expenses will include, but will not be limited to, the items specified in Schedule "B." Unspecified out-of-pocket expenses will be limited to those out-of-pocket expenses reasonably incurred by FPS in the performance of its obligations hereunder. Reimbursement by the Series for expenses incurred by FPS will be made as soon as practicable but no later than ten (10) days after the receipt of an itemized invoice from FPS.

         During the term of this Agreement, should the Trust seek services or functions in addition to those outlined below or in Schedule "A" attached hereto, a written amendment to

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this Agreement specifying the additional services and corresponding compensation will be executed by both FPS and the Trust.

         SECTION 12.       TERM AND TERMINATION.

         (a) The initial term of this Agreement (the "Initial Term") will be for the period of one (1) year commencing on the date first above written and will continue thereafter subject to termination by either Party as set forth in subsection (c) below.

         (b) The fee schedules set forth in Schedule "B" attached hereto will be fixed for one (1) year commencing on the Effective Date of this Agreement and will continue thereafter subject to their review and any adjustment.

         (c) After the Initial Term of this Agreement, the Trust on behalf of one or more of the Series or FPS may give written notice to the other of the termination of this Agreement with respect to the Series identified in the written notice, such termination to take effect at the time specified in the notice, which date will not be less than one hundred eighty (180) days after the date of receipt of such notice ( the "Notice Period"). Prior to the effective termination date, the Trust on behalf of each applicable Series will pay to FPS such compensation as may be due as of the date of termination and will likewise reimburse FPS for any out-of-pocket expenses and disbursements reasonably incurred by FPS on behalf of each applicable Series to such date.

         (d) In connection with the termination of this Agreement, if a successor to any of FPS' duties or responsibilities under this Agreement is designated by the Trust by written notice to FPS, FPS will promptly, upon such termination and at the expense of the Trust, transfer all records which belong to the Trust and will provide reasonable cooperation in transferring such records to the named successor.

         (e) Should the Trust desire to move any of the services outlined in this Agreement to a successor service provider prior to the expiration of the Notice Period, FPS shall make a reasonable effort to facilitate the conversion on such prior date; however, there can be no guarantee that FPS will be able to facilitate a conversion of services prior to the end of the Notice Period. Should services be converted to a successor service provider prior to the end of the Notice Period, or the Trust is liquidated or its assets merged with or purchased by another entity, payment of fees to FPS shall be accelerated to a date prior to the conversion or termination of

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services  and  calculated  as if the  services  had  remained  at FPS  until the expiration of the Notice Period and at the asset levels on the date of conversion or termination.

         (f) Notwithstanding the foregoing, this Agreement may be terminated at any time by either Party in the event of a material breach by the other Party involving gross negligence, willful misfeasance, bad faith or a reckless disregard of its obligations and duties under this Agreement and such breach, if capable of being remedied, shall have remained unremedied for thirty (30) days or more after receipt of written specification thereof.

         SECTION  13.  CONFIDENTIALITY.  Both  Parties  hereto  agree  that  any non-public information obtained hereunder concerning the other Party is confidential and may not be disclosed to any other person without the consent of the other Party, except as may be required by applicable law or at the request of the U.S. Securities and Exchange Commission or other governmental agency. FPS agrees that it will not use any non-public information for any purpose other than performance of its duties or obligations hereunder. The obligations of the Parties under this Section will survive the termination of this Agreement. The Parties further agree that a breach of this Section would irreparably damage the other Party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision. Without limiting the foregoing, FPS agrees on behalf of itself and its nominees, sub-contractors and employees to treat confidentially all records and other information relative to the each Series and its prior, present or prospective Shareholders.

         SECTION 14. AMENDMENT. This Agreement may only be amended or modified by a written instrument executed by both Parties.

         SECTION 15.       MISCELLANEOUS.

         (a) Notices. Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or FPS, will be sufficiently given if addressed to that Party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

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         To the Trust:
                  Third Avenue Trust
                  767 Third Avenue
                  New York, NY 10017
                  Attn: Ian M. Kirschner, General Counsel

         To FPS Services, Inc.:
                  FPS Services, Inc.
                  3200 Horizon Drive
                  P.O. Box 61503
                  King of Prussia, PA 19406-0903
                  Attn: Kenneth J. Kempf, President

                  (b) Assignment. This Agreement will extend to and be binding upon the Parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Trust without the written consent of FPS or by FPS without the written consent of the Trust authorized or approved by a resolution by its respective Boards of Directors and Trustees.

                  (c) Governing Law. This Agreement will be governed exclusively by the laws of the Commonwealth of Pennsylvania without reference to the choice of law provisions thereof.

                  (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original; but such counterparts will, together, constitute only one instrument.

                  (e) Captions. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (f) Entire Agreement; Severability. This Agreement and the Schedules attached hereto constitute the entire agreement of the Parties hereto relating to the matters covered hereby and supersede any previous agreements. If any provision is held to be illegal, unenforceable or invalid for any reason, the remaining provisions will not be affected or impaired thereby.

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         IN WITNESS  WHEREOF,  the Parties  hereto  have  caused this  Agreement consisting in its entirety, of twelve typewritten pages, together with Schedules "A," "B" and "C," to be signed by their duly authorized officers as of the day and year first above written.

Third Avenue Trust on behalf of
the Series identified on Schedule C                 FPS Services, Inc.

By: ----------------------------                 By: --------------------------
    Martin J. Whitman, President                    Kenneth J. Kempf, President


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                                                    Schedule "A"

                                                    Dated: ________, 1997

SUMMARY OF SERVICES TO BE PROVIDED BY FPS SERVICES, INC. ("FPS")

         The services to be performed by the FPS will include the following:

         A.       SHAREHOLDER FILE

           1.     Establish  new  accounts  and  enter   demographic  data  into
                  shareholder base. Includes in-house processing and NSCC - Fund/SERV - Networking transmissions.

           2. Create Customer Information File (CIF) to link accounts within the Trust and across Series within the Trust. Facilitates account maintenance, lead tracking, quality control, household mailings and combined statements.

           3.     Maintain   account  and  customer  file   records,   based  on
                  shareholder request and routine quality review.

           4. 100% quality control of new account information, including verification of initial investment.

           5. Maintain tax ID certification and NRA records for each account, including backup withholding.

           6.     Provide written confirmation of address changes.

           7. Produce shareholder statements for daily activity, dividends, on-request, third party and periodic mailings.

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           8.     Establish  and maintain  dealer file by fund group,  including dealer, branch, representative number and name.

           9. Automated processing of dividends and capital gains with daily, monthly, quarterly or annual distributions. Payment options include reinvestment, directed payment to another fund, cash via mail, Fed wire or ACH.

           10. Image all applications, account documents, data changes, correspondence, monetary transactions, and other pertinent shareholder documents.

    B.   SHAREHOLDER SERVICES

           1. Answer shareholder calls: provide routine account information, transaction details including direct and wire purchases, redemptions, exchanges systematic withdraws, pre-authorized drafts, Fund/SERV and wire order trades, problem solving and process telephone transactions.

           2.     Silent  monitoring  of telephone  representative  calls by the
                  phone   supervisor   during  live   conversations   to  ensure
                  exceptional customer service.

           3. Record and maintain tape recordings of all shareholder calls for a six-month period.

           4. Phone Supervisor produces daily management reports of shareholder calls which include tracking volumes, call lengths, average wait time and abandoned call rates to ensure quality service.

           5. Provide quality assurance of phone routing by the unit Assistant Phone Supervisor through verification of the Rolm in house computer terminal linkage.

           6.     Customer   inquiries  received  by  letter  or  telephone  are
                  researched by a correspondence team.

           7. Provide written correspondence in response to shareholder inquiries and requests through the CORRO Letter Writing System. Provide written requests for informational purposes (e.g., received unclear shareholder instructions).

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Transfer Agent Services  Agreement  between Third Avenue Trust and FPS Services,
Inc. Schedule A

                  Whenever possible, unclear shareholder instructional letters are handled by a phone call to the shareholder from our phone representatives to avoid a delay in processing the request.

    C.   INVESTMENT/PURCHASE PROCESSING

           1.     Initial investment processing (checks or Fed wires).
           2.     Subsequent investments processed through lock box.
           3.     Pre-authorized investments (PAD) through ACH system.
           4.     Government allotments through ACH system.
           5. Prepare and process daily bank deposit of shareholder investments.

    D.   REDEMPTION PROCESSING

           1.     Process letter redemption requests.
           2.     Process telephone redemption transactions.

           3. Establish Systematic Withdrawal file and process automated transactions on monthly basis.

           4. Redemption proceeds distributed to shareholder by check, Fed wire or ACH processing.

    E.   EXCHANGE & TRANSFER PROCESSING

           1.     Process legal transfers.
           2.     Issue and cancel Share Certificates.

           3. Replace Share Certificates through surety bonds (separate charge to shareholder).

           4. Process Automated Customer Account Transfer Service (ACATS) transfers.

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Transfer Agent Services  Agreement  between Third Avenue Trust and FPS Services,
Inc. Schedule A

           5.     Process exchange transactions (letter and telephone requests).

    F.   RETIREMENT PLANS

           1. Trust sponsored IRAs offered using Semper Trust Company as custodian. Services include:
                a.  Contribution processing
                b.  Distribution processing
                c.  Apply rollover transactions
                d.  Process Transfer of Assets
                e.  Letters of Acceptance to prior custodians
                f.  Notify IRA holders of 70 1/2 requirements
                g.  Calculate Required Minimum Distributions (RMD)
                h.  Maintain beneficiary information file
                i.  Solicit birth date information

           2. Trust sponsored SEP-IRA plans offered using Semper Trust Company as custodian. Services include those listed under IRAs and identification of employer contributions

           3.   Trust sponsored Qualified plans offered:
                a.  Plan document available
                b.  Omnibus/master account processing only
                c.  Produce annual statements
                d.  Process contributions
                e.  Process distributions
                f.  Process rollover and Transfer of Assets transactions

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Transfer Agent Services  Agreement  between Third Avenue Trust and FPS Services,
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    G.   DISTRIBUTIONS

           1. Five business days prior notice of any distribution is required to FPS so that FPS may properly plan to process such distribution.

    H.   SETTLEMENT & CONTROL

           1. Daily review of processed shareholder transactions to assure input was processed correctly. Accurate trade activity figures passed to the Series' agent which provides portfolio valuations and investment company accounting by 11:00 a.m. EST.

           2. Preparation of daily cash movement sheets to be passed to the each Series' accounting agent and custodian bank by 10:00 a.m. EST for use in determining the Series' daily cash availability.

           3. Prepare a daily share reconcilement which balances the shares on the Transfer Agent system to those on the books of the Series.

           4. Resolve any outstanding share or cash issues that are not cleared by trade date + 2.

           5. Process shareholder adjustments including the proper notification of any booking entries needed, as well as any necessary cash movement.

           6. Settlement and review of each Series' declared dividends and capital gains to include the following:
               a.  Review record date report for accuracy of shares.
               b. Preparation of dividend settlement report after dividend is posted. Verify the posting date shares, the rate used and the NAV price of reinvest date to ensure dividend was posted properly.
               c. Distribute copies to the Series' agent which provides portfolio valuations and investment company accounting.

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Transfer Agent Services  Agreement  between Third Avenue Trust and FPS Services,
Inc.     Schedule A

                d.  Preparation of the checks prior to being mailed.
                e.  Sending of any dividends via wires if requested.
                f. Preparation of cash movement sheets for the cash portion of the dividend payout on payable date.

           7. Placement of stop payments on dividend and liquidation checks as well as the issuance of their replacements.

           8. Maintain inventory control for Share Certificates and dividend check form.

           9. Aggregate tax filings for all FPS clients. Monthly deposits to the IRS of all taxes withheld from shareholder disbursements, distributions and foreign account distributions. Correspond with the IRS concerning any of the above issues.

           10. Timely settlement and cash movement for all NSCC/Fund/SERV activity.

           11. Uniform Commercial Code or written opinion of counsel shall control any transaction which does not include complete documentation.

    I.  YEAR-END PROCESSING

           1. Maintain shareholder records in accordance with IRS notices for under-reporting and invalid Tax IDs. This includes initiating 31% backup withholding and notifying shareholders of their tax status and the corrective action which is needed.

           2. Conduct annual W-9 solicitation of all uncertified accounts. Update account tax status to reflect backup withholding or certified status depending upon responses.

           3. Conduct periodic W-8 solicitation of all non-resident alien shareholder accounts. Update account tax status with updated shareholder information and treaty rates for NRA tax.

           4. Review IRS Revenue Procedures for changes in transaction and distribution reporting and specifications for the production of forms to ensure compliance.

           5. Coordinate year end activity with client. Activities include producing year end

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Transfer Agent Services  Agreement  between Third Avenue Trust and FPS Services,
Inc.    Schedule A
                statements, scheduling record dates for year end dividends and capital gains, production of combined statements and printing of inserts to be mailed with tax forms.

           6. Prepare Tax year-end confirmation letter for Series' approval regarding all distributions made throughout year. Dates and rates must be confirmed by the Series so that they can be used for reporting to the IRS.

           7. Coordinate the ordering of form stock envelopes from vendor in preparation of tax reporting. Review against IRS requirements to ensure accuracy. Upon receipt of forms and envelopes allocate space for storage.

           8. Prepare form flashes for the microfiche vendor. Test and oversee the production of fiche for year end statements and tax forms.

           9. Match and settle tax reporting totals to fund records and on-line data from Investar.

           10. Produce forms 1099R, 1099B, 1099Div, 5498, 1042S and year end valuations. Quality assure forms before mailing to shareholders.

           11. Monitor IRS deadlines and special events such as cross over dividends and prior year IRA contributions.

           12. Prepare IRS magnetic tapes and appropriate forms for the filing of all reportable activity to the Internal Revenue Service.

    J.   CLIENT SERVICES

           1. An Account Manager is assigned to each transfer agency relationship. The Account Manager is the liaison between each Series and the Transfer Agency staff. Responsibilities include scheduling of events, system enhancement implementation, special promotion/event implementation and follow-up, and constant Series interaction on daily operational issues.

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Transfer Agent Services  Agreement  between Third Avenue Trust and FPS Services,
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



           Specifically:

                a. Scheduling of dividends, proxies, report mailings and special mailings.
                b. Coordinate with each Series shipment of materials for scheduled mailings.
                c. Liaison between each Series and support services for preparation of proofs and eventual printing of statement forms, proxy cards, envelopes, etc.
                d. Handle all notification to the client regarding proxy tabulation through the meeting. Coordinate scheduling of materials including voted cards, tabulation letters, and shareholder list to be available for the meeting.
                e. Order special reports, tapes, discs for special systems requests received.
                f. Implement new operational procedures, e.g., check writing feature, load discounts, minimum waivers, sweeps, telephone options, PAD promotions, etc.
                g. Coordinate with systems, services and operations, special events, e.g., mergers, new fund start-ups, household mailings, additional mail files.
                h. Prepare standard operating procedures and review prospectuses for new start up funds and our current client base. Coordinate implementation of suggested changes with each Series.
                i. Liaison between each Series and the Transfer Agency staff regarding all service and operational issues.

           2.   Proxy Processing (Currently one free per year)
                a.  Coordinate printing of cards with vendor.
                b.  Coordinate   mailing  of  cards  with  Account  Manager  and
                    mailroom. Tabulation of returned cards.
                c. Provide daily report totals to Account Manager for client notification.
                d.  Preparation of affidavit of mailing documents.
                e.  Provide one shareholder list.
                f.  Prepare final tabulation letter.

           3.   Blue Sky Processing

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Transfer Agent Services  Agreement  between Third Avenue Trust and FPS Services,
Inc. Schedule A

                a. Maintain file with additions, deletions, changes and updates at each Series' direction.

                b. Provide daily and monthly reports to enable each Series to do necessary State filings.

THE FOLLOWING SERVICES ARE AVAILABLE UNDER A SUPPLEMENTARY SCHEDULE OF FEES:

           1. Produce shareholder lists, labels and ad hoc reports for Advisor as requested.
           2. Systematic linkage of shareholder accounts with exact matches on social security number and address for the purpose of consolidated account history reporting. Periodic production of laser printed combined statements.
           3. Production of household mailing labels which enable each Series to do special mailings to each address in the Series rather than each account.
           4.   Wire order and NSCC - Fund/SERV trade processing.

                                  DAILY REPORTS
                                  -------------

      REPORT NUMBER                        REPORT DESCRIPTION
      -------------                        ------------------
           --                              Daily Activity Register
           024                             Tax Reporting Proof
           051                             Cash Receipts and Disbursement Proof
           053                             Daily Share Proof
           091                             Daily Gain/Loss Report
           104                             Maintenance Register
           044                             Transfer/Certificate Register
           056                             Blue Sky Warning Report


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Transfer Agent Services  Agreement  between Third Avenue Trust and FPS Services,
Inc. Schedule A

                                 MONTHLY REPORTS
                                 ---------------

                               REPORT DESCRIPTION
                               ------------------

                    Blue Sky
                    Share Certificate Listing
                    State Sales and Redemption
                    Monthly Statistical Report
                    Account Demographic Analysis
                    Month To Date Sales - Demographics by Account Group Account Analysis by Type

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Transfer Agent Services  Agreement  between Third Avenue Trust and FPS Services,
Inc. Schedule A

                                                                    SCHEDULE "B"

              SHAREHOLDER SERVICES AND TRANSFER AGENT FEE SCHEDULE
                                       FOR

                               THIRD AVENUE TRUST

                                                          Dated: ------ --, 1997

             THIS FEE SCHEDULE IS FIXED FOR THE INITIAL TERM AS THAT TERM IS DEFINED IN THE AGREEMENT.

I.  A)  BASE FEE

    $15.00 per Account per Year per Series Annual Maintenance Fee subject to a minimum monthly fee of $2,250 for each Series.

    Note: This fee will be reduced to $2,000 per month per Series for the first two years on the signing of a three year contract.

    B)  IRA'S, 403(B) PLANS, DEFINED CONTRIBUTION/BENEFIT PLANS:

    $12.00 per Account per Year Annual Maintenance Fee (Normally charged to participants)

II.        OUT OF POCKET EXPENSES:

    Each Series will reimburse FPS Services monthly for all reasonable out-of-pocket expenses with respect to such Series, including postage, Fund/SERV and Networking expenses, stationery (statements), telecommunications (telephone, fax, dedicated 800 line, on-line access), special reports, transmissions, records retention, tapes, couriers and any pre-

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Transfer Agent Services Agreement between Third Avenue Trust and FPS Services,
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J:\WDATA\ADMIN\3rdave\CONTRACT\TRANSFER.AGR; March 21, 1997         Schedule "B"
approved travel expenses.

III.       Other Services Not Covered By This Agreement

    Activities of a non-recurring nature including but not limited to fund consolidations, mergers, acquisitions, reorganizations, the addition or deletion of a series, and shareholder meetings/proxies are not included herein, and will be quoted separately. To the extent a Series should decide to issue multiple/separate classes of shares, additional fees will apply. Any enhanced services, programming requests or reports will be quoted upon request.

    Third Avenue Trust                           FPS Services, Inc.

    By: ----------------------------              By:---------------------------

         Martin J. Whitman, President                Kenneth J. Kempf, President




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Transfer Agent Services Agreement between Third Avenue Trust and FPS Services,
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J:\WDATA\ADMIN\3rdave\CONTRACT\TRANSFER.AGR; March 21, 1997         Schedule "B"

                                                                    SCHEDULE "C"

                                                         Dated: ------- --, 1997

                            Identification of Series
                            ------------------------

Below are listed the "Series" of Third Avenue Trust to which services under this Agreement are to be performed as of the execution date of the Agreement:

                1.  Third Avenue Value Fund
                2.  Third Avenue Small-Cap Value Fund

This Schedule "C" may be amended from time to time by agreement of the Parties.

Third Avenue Trust                                     FPS Services, Inc.

By: -----------------------------                By:---------------------------

     Martin J. Whitman, President                   Kenneth J. Kempf, President




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Transfer Agent Services Agreement between Third Avenue Trust and FPS Services,
Inc.

J:\WDATA\ADMIN\3rdave\CONTRACT\TRANSFER.AGR; March 21, 1997         Schedule "C"